Exhibit 1.1

PLACEMENT AGENCY AGREEMENT

April [ ], 2024

JonesTrading Institutional Services LLC

325 Hudson Street, 6th Floor

New York, New York 10013

Ladies and Gentlemen:

Introductory. Organovo Holdings, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to certain purchasers (collectively, the “Purchasers”) an amount of its shares (the “Shares”) of Common Stock, par value $0.001 (the “Common Stock”) and/or pre-funded warrants to purchase Common Stock (the “Pre-Funded Warrants”) and warrants to purchase shares of Common Stock (the “Common Warrants” and together with the Pre-Funded Warrants, the “Warrants”) pursuant to the Company’s registration statement on Form S-1 (File No. 333-278668) (the “Registration Statement”) under the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder (collectively, the “Securities Act”) (the “Placement”). JonesTrading Institutional Services LLC (“JonesTrading”) has agreed to act as placement agent (the “Placement Agent”) in connection with the Placement, subject to the terms, conditions and other provisions of this Agreement.

The Shares, Pre-Funded Warrants and Warrants are to be sold to the Purchasers pursuant to a Securities Purchase Agreement (the “Purchase Agreement”) to be entered into by the Company and the Purchasers. The Warrants issued pursuant to the Purchase Agreement against payment therefor will be exercisable into duly and validly issued, fully paid and non-assessable shares (such shares, the “Warrant Shares” and together with the Shares, Pre-Funded Warrants and Warrants, the “Securities”) of Common Stock on the terms, and subject to the conditions, set forth in the Form of Pre-Funded Warrant (the “Form of Pre-Funded Warrant”) and the Form of Warrant (the “Form of Warrant”) and attached as Exhibit B and C to the Purchase Agreement, respectively.

This Agreement, the Purchase Agreement, the Form of Warrant, the Form of Pre-Funded Warrant are referred to herein collectively as the “Transaction Documents”, and the transactions contemplated hereby and thereby are referred to herein collectively as the “Transactions”.

The Company hereby confirms its agreement with the Placement Agent as follows:

Section 1. Representations, Warranties and Agreements of the Company. Each of the representations and warranties (together with any related disclosure schedules thereto) and covenants made by the Company to the Purchasers in the Purchase Agreement in connection with the Placement, is hereby incorporated herein by reference into this Agreement (as though fully restated herein) and is, as of the date of this Agreement and as of the Closing Date (as defined below), hereby made to, and in favor of, the Placement Agent. In addition to the foregoing, the Company represents and warrants that there are no affiliations with any Financial Industry Regulatory Authority Inc. (“FINRA”) member firm participating in the Placement among the Company’s executive officers, directors or, to the knowledge of the Company, any five percent (5.0%) or greater stockholder of the Company.

Section 2. Engagement of Placement Agent; Fees; Expenses.

(a)
Engagement of JonesTrading. The Company hereby engages JonesTrading as the Placement Agent, and the Company hereby authorizes JonesTrading to act as such in connection with the Placement. On the basis of the representations, warranties and agreements of the Company contained in this Agreement and subject to, and in accordance with, the terms, conditions and other provisions hereof, JonesTrading agrees to act as Placement Agent to place the Securities as contemplated by this Agreement. The Placement Agent will act on a reasonable best efforts basis and the Company acknowledges that the Placement Agent’s engagement hereunder does not constitute any firm commitment or undertaking, express or implied, on the part of the Placement Agent to purchase or place any of the Securities and does not constitute any representation, warranty or agreement that any financing will be available to the Company. The Placement Agent shall act solely as the Company’s agent and not as principal. The Placement Agent shall have no authority to bind the Company with respect to a prospective offer to purchase Securities and the Company shall have the sole right to accept offers to purchase Securities and may reject any such offer, in whole or in part.
(b)
Placement Agent’s Fees and Expenses. Subject to the terms and conditions hereof, payment of the purchase price for, and delivery of, the Securities shall be made at the closing (the “Closing” and the date on which the Closing occurs, a “Closing Date”). The Closing of the issuance of the Securities shall occur via “Delivery Versus Payment”, i.e., on the Closing Date, the Company shall issue the Securities directly to the account designated by the Placement Agent and, upon receipt of such Securities, the Placement Agent shall electronically deliver such Securities to the applicable Purchaser and payment shall be made by the Placement Agent (or its clearing firm) by wire transfer to the Company. The Company acknowledges and agrees that it will be responsible for and shall pay:
i.
a fee equal to six percent (6%) of the aggregate gross proceeds received by the Company at the Closing;
ii.
(A) all costs and expenses incident to the purchase, sale and delivery of Securities in the Transaction, including, without limitation, all fees and expenses of filing with the Commission and FINRA, (B) all Blue Sky fees and expenses; all fees and disbursements of counsel and accountants for the Company, (C) all printing costs, (D) all costs of background investigations, (E) all “roadshow” costs (regardless of the form in which the roadshow is conducted), and (F) all costs of the Placement Agent and Company personnel, including, but not limited to, commercial coach class air travel and local hotel accommodations and transportation; and
iii.
all actual, reasonable and documented out-of-pocket fees and expenses, including but not limited to, actual, reasonable and documented fees and disbursements of counsel (up to a maximum aggregate amount of up to $75,000 if the Placement is consummated and $40,000 if no Placement is consummated).
(c)
Placement Agent as Independent Contractor. The Company hereby acknowledges that, in connection with the Transactions, (i) the Placement, including the determination of the offering price of the Securities and any related discounts, commissions and fees, shall be an arm’s-length commercial transaction between the Company and the Purchasers, (ii) the Placement Agent will be acting as an independent contractor and will not be the agent or fiduciary of the Company or its stockholders, creditors, employees, the Purchasers or any other party, (iii) the Placement Agent shall not assume an advisory or fiduciary responsibility in favor of the Company (irrespective of whether the Placement Agent has advised or is currently advising the Company on other matters) and the Placement Agent shall have no obligation to the Company with respect to the Transactions except as may be set forth expressly herein, (iv) the Placement Agent and its affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and (v) the Placement Agent shall not provide any legal, accounting, regulatory or tax advice with respect to the Transactions and the Company shall consult its own legal, accounting, regulatory and tax advisors to the extent it deems appropriate.
(d)
Notification of Potential Purchasers. In order to allow proper coordination of the proposed Placement, during the term of this engagement, the Company will promptly notify the Placement Agent of any potential purchasers known to the Company to be interested in purchasing any of the Securities, and the Company will keep the Placement Agent fully and promptly informed of the status of any discussions or negotiations between the Company and any such potential purchasers.
(e)
Confidentiality. The Company agrees that any information or advice rendered by the Placement Agent or any of its representatives in connection with this engagement is for the confidential use of the Company only and the Company will not, and will not permit any third party to, disclose or otherwise refer to such advice or information, or to the Placement Agent, in any manner without the Placement Agent’s prior written consent. The Placement Agent agrees not to use any confidential information concerning the Company provided to the Placement Agent by the Company for any purposes other than those contemplated under this Agreement.
(f)
The term of the Placement Agent’s engagement shall be until the earlier of (i) the Closing Date and (ii) May 15, 2024 (in the case of (ii), provided no Purchase Agreement has been executed by the Company).

Section 3. Additional Covenants and Agreements of the Company. The Company further covenants and agrees with the Placement Agent as follows:

(a)
Registration Statement Matters. The Company will advise the Placement Agent promptly after it receives notice thereof of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus has been filed and will furnish the Placement Agent with copies thereof. The Company will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus, as may be supplemented, and for so long as the delivery of a prospectus is required in connection with the offering. The Company will advise the Placement Agent, promptly after it receives notice thereof (i) of any request by the Commission to amend the Registration Statement or to amend or supplement any Prospectus or for additional information, and (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or any order directed at any document incorporated therein (each, an “Incorporated Document” and collectively, the “Incorporated Documents”), if any, or any amendment or supplement thereto or any order preventing or suspending the use of any Prospectus or any amendment or supplement thereto or any post-effective amendment to the Registration Statement, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the institution or threatened institution of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information. The Company shall use its reasonable best efforts to prevent the issuance of any such stop order or prevention or suspension of such use. If the Commission shall enter any such stop order or order or notice of prevention or suspension at any time prior to the completion of the offering, the Company will use its reasonable best efforts to obtain the lifting of such order at the earliest possible moment, or will file a new registration statement and use its reasonable best efforts to have such new registration statement declared effective as soon as practicable. Additionally, the Company agrees that in connection with the offering, it shall comply with the provisions of Rules 424(b), 430A, 430B and 430C, as applicable, under the Securities Act, including with respect to the timely filing of documents thereunder, and will use its reasonable efforts to confirm that any filings made by the Company under such Rule 424(b) are received in a timely manner by the Commission.
(b)
Marketing. The Company shall participate, and cause its officers and representatives to participate, in the Placement, including in the marketing of the Securities and meeting with prospective purchasers of any of the Securities, and afford prospective purchasers the opportunity to conduct customary due diligence and make inquiries relevant to their investment decisions regarding the Securities.
(c)
Blue Sky Compliance. The Company shall cooperate with the Placement Agent and counsel for the Placement Agent in endeavoring to qualify or register the Securities for sale under (or obtain exemptions from the application of) the state securities or blue sky laws of those jurisdictions designated by the Placement Agent, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Securities. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation; and the Company shall not be required to produce any new disclosure document other than the Prospectus. The Company will advise the Placement Agent promptly of the suspension of the qualification or registration of (or any such exemption relating to) the offering, sale or trading of the Securities in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its reasonable best efforts to obtain the withdrawal thereof at the earliest possible moment.
(d)
Amendments and Supplements to a Prospectus and Other Matters. The Company will comply with the Securities Act and the Exchange Act, and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Securities as contemplated in this Agreement, the Incorporated Documents and any Prospectus. If during the period in which a prospectus is required by law to be delivered in connection with the distribution of Securities contemplated by the Incorporated Documents or any Prospectus, any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Placement Agent or counsel for the Placement Agent, it becomes necessary to amend or supplement the Incorporated Documents or any Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, as the case may be, not misleading, or if it is necessary at any time to amend or supplement the Incorporated Documents or any Prospectus or to file under the Exchange Act any Incorporated Document to comply with any law, the Company will promptly prepare and file with the Commission, and furnish at its own expense to the Placement Agent and to dealers, an appropriate amendment to the Registration Statement or supplement to the Registration Statement, the Incorporated Documents or any Prospectus that is necessary in order to make the statements in the Incorporated Documents and any Prospectus as so amended or supplemented, in the light of the circumstances under which they were made, as the case may be, not misleading, or so that the Registration Statement, the Incorporated Documents or any Prospectus , as so amended or supplemented, will comply with law. Before amending the Registration Statement or supplementing the Incorporated Documents or any Prospectus in connection with the Placement, the Company will furnish the Placement Agent with a copy of such proposed amendment or supplement and will not file any such amendment or supplement to which the Placement Agent reasonably objects within two (2) business days, provided that the Company may file any document or report reasonably determined by the Company to be required to be filed by the Company pursuant to the Securities Act or the Exchange Act or the rules and regulations promulgated thereunder within the time periods required for such filings, irrespective of any such objection of the Placement Agent.
(e)
Copies of any Amendments and Supplements to a Prospectus. The Company will furnish the Placement Agent, without charge, during the period beginning on the date hereof and ending on the Closing Date, as many copies of the Incorporated Documents and any Prospectus and any amendments and supplements thereto (including any Incorporated Documents, if any) as the Placement Agent may reasonably request.
(f)
Free Writing Prospectus. The Company covenants that it will not, unless it obtains the prior written consent of the Placement Agent, make any offer relating to the Securities that would constitute a “free writing prospectus” (as defined in Rule 405 of the Securities Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Securities Act. In the event that the Placement Agent expressly consents in writing to any such free writing prospectus (a “Permitted Free Writing Prospectus”), the Company covenants that it shall comply with the requirements of Rule 164 and 433 of the Securities Act applicable to such Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.
(g)
Transfer Agent. The Company shall, so long as the Common Stock remains publicly traded, maintain, at its expense, a registrar and transfer agent for the shares of Common Stock and the Warrant Shares for at least the next five (5) years.
(h)
Agreement Not to Offer or Sell Additional Shares; Lock-Up Agreements for Directors and Officers; Enforcement of Existing Lock-Up Agreements.
i.
During the period commencing on the date hereof and ending on the 45th day following the date hereof , the Company will not, without the prior written consent of JonesTrading (which consent may be withheld at the sole discretion of JonesTrading), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any shares of Common Stock, options or warrants to acquire shares of Common Stock or securities exchangeable or exercisable for or convertible into shares of Common Stock; provided, however, that such restrictions shall not apply to (a) the issuance of shares of Common Stock, restricted stock units, warrants, or options or other equity awards to employees, officers, or directors or consultant of the Company pursuant to any stock, equity or option plan duly adopted for such purpose, by a majority of the non-employee directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Company; (b) the issuance of securities upon the exercise (whether such exercise is for cash or “cashless”) or exchange of, or conversion of, any securities exercisable or exchangeable for, or convertible into, shares of Common Stock issued and outstanding on the date of this Agreement (including the Warrants), provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities or to extend the term of such securities (other than pursuant to customary anti-dilution or similar provisions in effect on the date hereof); (c) the issuance of securities issued pursuant to acquisitions or any licensing, commercialization, joint venture, technology transfer, acquisition, development collaboration or partnership or other strategic transaction approved by a majority of the non-employee directors of the Company, acting in good faith, provided that such securities are issued (1) as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith during the prohibition period in Section 3(h)(i) hereof, or (2) in a registered transaction, provided, in each case, that any such issuance shall only be to Person(s) or a venture arm of such Person (or to the equityholders of such Person(s)) which is, itself or through its subsidiaries, is an operating company or an owner of an asset that the majority of the non-employee directors, acting in good faith, have deemed to be synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities; (d) the issuance and sale of any shares of Common Stock pursuant to that certain Sales Agreement, dated as of March 16, 2018, by and between the Company, JonesTrading Institutional Services LLC and H.C. Wainwright & Co., LLC; (e) the filing by the Company of any registration statement on Form S-8 or a successor form thereto relating to any Company stock or option plan described in any reports, schedules, forms, statements and other documents filed by the Company under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, since April 1, 2023 (including the exhibits thereto and documents incorporated by reference therein) (collectively, the “SEC Reports”); and (f) the filing of any amendments or supplements to any existing resale registration statements contained in the SEC Reports.
ii.
On or prior to the date hereof, the Company shall have furnished to the Placement Agent an agreement in the form of Exhibit A hereto from each director and officer of the Company, and such agreement shall be in full force and effect on the Closing Date.
(i)
Existing Lock-Up Agreement. The Company will enforce all existing agreements between the Company and any of its security holders that prohibit the sale, transfer, assignment, pledge or hypothecation of any of the Company’s securities in connection with the Placement. In addition, the Company will direct the Company’s transfer agent to place stop transfer restrictions upon any such securities of the Company that are bound by such existing “lock-up” agreements for the duration of the periods contemplated in such agreements.
(j)
Investment Limitation. The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Securities in such a manner as would require the Company or any of its subsidiaries to register as an investment company under the Investment Company Act of 1940, as amended.
(k)
No Stabilization or Manipulation. The Company will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation (each as defined under Regulation M of the Exchange Act) of the price of the Securities or the underlying securities or any other reference security, whether to facilitate the sale or resale of the Securities or otherwise.

Section 4. Conditions of the Placement Agent’s Obligations. The obligations of the Placement Agent as provided herein shall be subject to the accuracy of the representations, warranties and agreements of the Company set forth herein as of the date hereof and as of the Closing Date as though then made, to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following conditions:

(a)
Compliance with Registration Requirements; No Stop Order; No Objection from the FINRA. Each Prospectus, as may be amended or supplemented (in accordance with Rule 424(b)) and “free writing prospectus” (as defined in Rule 405 of the Securities Act), if any, shall have been duly filed with the Commission, as appropriate; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no order preventing or suspending the use of any Prospectus shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no order having the effect of ceasing or suspending the distribution of the Securities or any other securities of the Company shall have been issued by any securities commission, securities regulatory authority or stock exchange and no proceedings for that purpose shall have been instituted or shall be pending or, to the knowledge of the Company, contemplated by any securities commission, securities regulatory authority or stock exchange; all requests for additional information on the part of the Commission shall have been complied with; and FINRA shall have raised no objection to the fairness and reasonableness of the placement terms and arrangements.
(b)
Corporate Proceedings. All corporate proceedings and other legal matters in connection with this Agreement, the Registration Statement and each Prospectus, and the registration, sale and delivery of the Securities, shall have been completed or resolved in a manner reasonably satisfactory to the Placement Agent’s counsel, and such counsel shall have been furnished with such papers and information as it may reasonably have requested to enable such counsel to pass upon the matters referred to in this Section 4.
(c)
No Material Adverse Change. For the period from and after the date of this Agreement and prior to the Closing Date, in the judgment of the Placement Agent after consultation with the Company, there shall have not occurred any material adverse change.
(d)
Opinion of Counsel for the Company. The Placement Agent shall have received on the Closing Date the favorable opinion of legal counsel to the Company, dated as of such Closing Date, including, without limitation, a negative assurance letter addressed to the Placement Agent and in form and substance reasonably satisfactory to the Placement Agent.
(e)
Officers’ Certificate. The Placement Agent shall have received on the Closing Date a certificate of the Company, dated as of the Closing Date, signed by the Chief Executive Officer and Chief Financial Officer of the Company, to the effect that the signers of such certificate have reviewed the Registration Statement, the Incorporated Documents, any Prospectus, and this Agreement and to the further effect that:
i.
The representations and warranties of the Company in this Agreement are true and correct, as if made on and as of the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;
ii.
(ii) No stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus has been issued and no proceedings for that purpose have been instituted or are pending or, to the Company’s knowledge, threatened under the Securities Act; no order having the effect of ceasing or suspending the distribution of the Securities or any other securities of the Company has been issued by any securities commission, securities regulatory authority or stock exchange in the United States and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, contemplated by any securities commission, securities regulatory authority or stock exchange in the United States;

iii.
When the Registration Statement became effective, at the time of sale, and at all times subsequent thereto up to the delivery of such certificate, the Registration Statement and the Incorporated Documents, if any, when such documents became effective or were filed with the Commission, and any Prospectus , contained all material information required to be included therein by the Securities Act and the Exchange Act and the applicable rules and regulations of the Commission thereunder, as the case may be, and in all material respects conformed to the requirements of the Securities Act and the Exchange Act, as applicable, and the applicable rules and regulations of the Commission thereunder, as the case may be, and the Registration Statement and the Incorporated Documents, if any, and any Prospectus, did not and do not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided, however, that the preceding representations and warranties contained in this paragraph (iii) shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Placement Agent expressly for use therein) and, since the effective date of the Registration Statement, there has occurred no event required by the Securities Act and the rules and regulations of the Commission thereunder to be set forth in the Incorporated Documents which has not been so set forth; and
iv.
Subsequent to the respective dates as of which information is given in the Registration Statement, the Incorporated Documents and any Prospectus, there has not been: (a) any material adverse effect; (b) any transaction that is material to the Company and the subsidiaries taken as a whole, except transactions entered into in the ordinary course of business; (c) any obligation, direct or contingent, that is material to the Company and the subsidiaries taken as a whole, incurred by the Company or any subsidiary, except obligations incurred in the ordinary course of business; (d) any material change in the capital stock (except changes thereto resulting from the exercise of outstanding stock options, warrants or other securities which may be convertible into capital stock) or outstanding indebtedness of the Company or any subsidiary; (e) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company; or (f) any loss or damage (whether or not insured) to the property of the Company or any subsidiary which has been sustained or will have been sustained which has a material adverse effect.
(f)
Stock Exchange Listing. The Common Stock shall be registered under the Exchange Act and shall be listed on Nasdaq (as defined in the Purchase Agreement), and the Company shall not have taken any action designed to terminate, or likely to have the effect of terminating, the registration of the Common Stock under the Exchange Act or delisting or suspending from trading the Common Stock from Nasdaq, nor shall the Company have received any written notice suggesting that the Commission or Nasdaq is contemplating terminating such registration or listing.
(g)
Corporate Proceedings. All corporate proceedings and other legal matters incident to the authorization, form and validity of the Transaction Documents and the Securities all other legal matters relating to the offering, issuance and sale, as applicable, of the Securities and the other Transactions shall be reasonably satisfactory in all material respects to the Placement Agent; and the Company shall have furnished to Duane Morris LLP, counsel to the Placement

Agent, all documents and information that it may reasonably request to enable them to pass upon such matters.
(h)
Subsequent to the execution and delivery of this Agreement, there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange, The Nasdaq Stock Market LLC, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market, the NYSE American or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or state authorities of the United States, (iii) the United States shall have become engaged in hostilities, there shall have been a significant escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred any other calamity or crisis or any change in general domestic or international economic, political or financial conditions, including without limitation as a result of terrorist activities, or the effect of international conditions on the financial markets in the United States shall be such, as to make it, in the sole discretion of the Placement Agent, impracticable or inadvisable to proceed with the Placement or delivery of the Securities being delivered on the Closing Date on the terms and in the manner contemplated in the Purchase Agreement.
(i)
Each of the Transaction Documents, other than this Agreement, shall be in form and substance reasonably satisfactory to the Placement Agent and shall have been duly executed and delivered by the Company and the other parties thereto.
(j)
All conditions to closing of the Purchase Agreement shall be satisfied or, where applicable, waived.
(k)
The sale of the Securities shall not be enjoined (temporarily or permanently) on the Closing Date.
(l)
Additional Documents. On or before the Closing Date, the Placement Agent shall have received such information and documents as it may reasonably require in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

Section 5. Indemnification.

(a)
The Company shall indemnify the Placement Agent and hold it harmless against any and all losses, claims, damages or liabilities to which the Placement Agent may become subject arising in any manner out of or in connection with the rendering of services by the Placement Agent hereunder or the rendering of additional services by the Placement Agent as requested by the Company that are related to the services rendered hereunder, which derives from the Company’s breach of this Agreement, its non-compliance with the relevant applicable legislation, or any activity the Company undertakes in connection with the Transaction, unless it is finally judicially determined that such losses, claims, damages or liabilities resulted from any untrue statement or alleged intentional untrue statement contained in any documents related to a transaction, or any omission or alleged omission therefrom, made in reliance upon and in conformity with information relating to the Placement Agent and furnished to the Company by the Placement Agent expressly for use therein; and
(b)
The Company shall reimburse the Placement Agent promptly for any actual, reasonable and documented legal or other expenses reasonably incurred by it in connection with investigating, preparing to defend or defending, or providing evidence in or preparing to serve or serving as a witness with respect to, or otherwise relating to, any lawsuits, investigations, claims or other proceedings arising in any manner out of or in connection with the rendering of services by the Placement Agent hereunder or the rendering of additional services by the Placement Agent as requested by the Company that are related to the services rendered hereunder (including, without limitation, in connection with the enforcement of this Agreement and the indemnification obligations set forth herein), only to the extent the above mentioned reimbursement directly derives from the Company’s breach of this Agreement, its non-compliance with the relevant applicable legislation, or any activity the Company undertakes in connection with the Transactions; provided, however, that in the event a final judicial determination is made adverse to the Placement Agent to the effect specified at the conclusion of clause (a) above, the Placement Agent will remit to the Company any amounts reimbursed under this clause (b). The Placement Agent agrees that if a claim for whatever reason shall be brought or asserted against an Indemnified Person (as defined below), such Indemnified Person shall promptly notify the Company, and the Company shall be entitled to assume the defense thereof, including the employment of counsel and the payment of all reasonable fees and expenses.
(c)
The Company agrees that the indemnification and reimbursement commitments set forth in this Section 5 shall apply regardless of whether the Company or the Placement Agent is a formal party to any such lawsuits, investigations, claims or other proceedings and that such commitments shall extend upon the terms set forth in this paragraph to any controlling person, affiliate, director, officer, employee or consultant of the Placement Agent (each, with the Placement Agent, an “Indemnified Person”). The Company further agrees that, without the Placement Agent’s prior written consent (which shall not be unreasonably withheld, conditioned or delayed), it will not enter into any settlement of a lawsuit, claim or other proceeding arising out of the transactions contemplated by this Agreement (whether or not the Placement Agent or any other Indemnified Person is an actual or potential party to such lawsuit, claim or proceeding) and any such settlement shall include an explicit and unconditional release from the party bringing such lawsuit, claim or other proceeding of all Indemnified Persons. The Company shall not be required to indemnify any Indemnified Person for any amount paid or payable by such party in the settlement or compromise of any claim or action against such Indemnified Person without the Company’s express prior written consent.
(d)
The Company further agrees that the Indemnified Persons are entitled to retain (at their own expense) separate counsel of their choice in connection with any of the matters in respect of which indemnification, reimbursement or contribution may be sought under this Agreement.

Section 6. Contribution

(a)
To the extent the indemnification provided for in Section 5 is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such Section, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Placement Agent on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by Section 5(b) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in this Section 6(a)(i) above but also the relative fault of the Company on the one hand and of the Placement Agent on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Placement Agent on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (after deducting the Placement Agent’s fee but before deducting expenses) received by the Company and the fee received by the Placement Agent, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Per Share Purchase Price of the Securities. The relative fault of the Company on the one hand and the Placement Agent on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Placement Agent and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
(b)
The Company and the Placement Agent agree that it would not be just or equitable if contribution pursuant to this Section 6 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 6(a). The amount paid or payable by an Indemnified Persons a result of the losses, claims, damages and liabilities referred to in Section 6(a) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6,the Placement Agent shall not be required to contribute any amount in excess of the amount by which the aggregate Per Share Purchase Price of the Securities sold in the Transactions t exceeds the amount of any damages that the Placement Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.
(c)
The indemnity and contribution provisions contained in Section 5 and this Section 6and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Placement Agent, any person controlling the Placement Agent or any affiliate of the Placement Agent or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Securities.

Section 7. Effectiveness of this Agreement; Termination; and Survival.

(a)
This Agreement shall become effective upon signing by the parties hereto.
(b)
The Placement Agent may resign at any time and the Company may terminate the Placement Agent’s services at any time, each by giving at least five days’ prior written notice to the other. If the Placement Agent resigns because of a good faith diligence issue or because of the failure of any condition specified in Section 4 to be satisfied when and as required (whether or not the Company’s fault directly or indirectly) or the Company terminates the Placement Agent’s services for any reason, the Placement Agent and its counsel shall be entitled to receive all of the amounts due pursuant to Section 2(b) hereof up to, and including, the effective date of such expiration, termination or resignation, as the case may be.
(c)
The respective indemnities, agreements, representations, warranties and other statements of the Company or any person controlling the Company, of its officers, and of the Placement Agent set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Placement Agent, the Company, or any of its or their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Securities to be sold in the proposed

Placement and any termination of this Agreement. A successor to a Placement Agent, or to the Company, its directors or officers or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Agreement.

Section 8. Notices. Whenever notice is required to be given under this Agreement, unless otherwise provided herein, such notice shall be given in writing , will be mailed (a) if within the domestic United States by first-class registered or certified mail, or nationally recognized overnight express courier, postage prepaid, or by electronic mail or (b) if delivered from outside the United States, by International Federal Express electronic mail, and (c) will be deemed given (i) if delivered by first-class registered or certified mail domestic, three business days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one business day after so mailed, (iii) if delivered by International Federal Express, two business days after so mailed and (iv) if delivered by electronic mail, on the date of transmission, if delivered by electronic mail to each of the email addresses specified in this Section 8 prior to 5:00 p.m. (New York time) on a Trading Day, or the next Trading Day after the date of transmission, if delivered by electronic mail to each of the email addresses specified in this Section 8 on a day that is not a Trading Day or later than 5:00 p.m. (New York time) on any Trading Day, and will be delivered and addressed as follows:

If to the Placement Agent:

JonesTrading Institutional Services LLC
900 Island Park Drive, Suite 200
Daniel Island, SC 29492
Attention: Burke Cooke
Email: Burke@jonestrading.com

with a copy to:

Duane Morris LLP

1540 Broadway

New York, NY 10036

Attention: Dean M. Colucci

Telephone: (973) 424-2020

Email: dmcolucci@duanemorris.com

If to the Company:

Organovo Holdings, Inc.

11555 Sorrento Valley Road, Suite 100

San Diego, CA 92121
Attention: Executive Chairman
Email: kemurph@organovo.com

with a copy to:

Paul Hastings LLP

1117 S. California Avenue

Palo Alto, CA 94304
Attention: Samantha H. Eldredge, Esq.
Email: samanthaeldredge@paulhastings.com

Any party hereto may change the address for receipt of communications by giving written notice to the others.

Section 9. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 5, and in each case their respective successors, and personal representatives, and no other person will have any right or obligation hereunder. The term “successors” shall not include any Purchaser.

Section 10. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

Section 11. Governing Law Provisions. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof to the extent such principals would result in the application in the laws of another jurisdiction. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

Section 12. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The failure by any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof. The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 5 and the contribution provisions of Section 6, and is fully informed regarding said provisions.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

ORGANOVO HOLDINGS, INC.

By: ______________________

Name:

Title:

The foregoing Placement Agency

Agreement is hereby confirmed

and accepted by the Placement Agent

in New York, New York as of the

date first above written.

JONESTRADING INSTITUTIONAL SERVICES LLC

By: _____________________

Name:

Title:

EXHIBIT A

Form of Lock-Up

April __, 2024

Organovo Holdings, Inc.

11555 Sorrento Valley Road, Suite 100

San Diego, CA 92121

Re: Securities Purchase Agreement, dated as of __, 2024 (the “Purchase Agreement”), between Organovo Holdings, Inc. (the “Company”) and the purchasers signatory thereto

Ladies and Gentlemen:

Defined terms not otherwise defined in this letter agreement (the “Letter Agreement”) shall have the meanings set forth in the Purchase Agreement. Pursuant to Section 2.2(a) of the Purchase Agreement and in satisfaction of a condition of the Company’s obligations under the Purchase Agreement, the undersigned irrevocably agrees with the Company that, from the date hereof until forty-five (45) days following the Closing Date (such period, the “Restriction Period”), the undersigned will not offer, sell, contract to sell, hypothecate, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any Affiliate of the undersigned or any person in privity with the undersigned or any Affiliate of the undersigned), directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with respect to, any share of Common Stock of the Company or securities convertible, exchangeable or exercisable into, Common Stock of the Company beneficially owned, held or hereafter acquired by the undersigned (the “Securities”). Beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. In order to enforce this covenant, the Company shall impose irrevocable stop-transfer instructions preventing the transfer agent of the Company from effecting any actions in violation of this Letter Agreement.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Securities provided that (1) the Company receives a signed lock-up letter agreement (in the form of this Letter Agreement) for the balance of the Restriction Period from each donee, trustee, distributee, or transferee, as the case may be, prior to such transfer (2) any such transfer shall not involve a disposition for value, (3) such transfer is not required to be reported with the Securities and Exchange Commission in accordance with the Exchange Act and no report of such transfer shall be made voluntarily, and (4) neither the undersigned nor any donee, trustee, distributee or transferee, as the case may be, otherwise voluntarily effects any public filing or report regarding such transfers, with respect to transfer:

i)	as a bona fide gift or gifts, charitable contribution or for bona fide estate planning purposes;

ii)

to any immediate family member or to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this Letter Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin);

iii)	to any corporation, partnership, limited liability company, or other business entity all of the equity holders of which consist of the undersigned and/or the immediate family of the undersigned;

iv)

if the undersigned is a corporation, partnership, limited liability company, trust or other business entity (a) to another corporation, partnership, limited liability company, trust or other business entity that is an Affiliate of the undersigned or (b) in the form of a distribution to limited partners, limited liability company members or stockholders of the undersigned;

v)	if the undersigned is a trust, to the beneficiary of such trust;

vi)	by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of the undersigned;
vii)

 by operation of law, such as pursuant to a qualified domestic order or decree of any court or governmental agency or body, domestic or foreign, having jurisdiction over the undersigned or any of the undersigned’s properties or assets, or in connection with a divorce decree;

viii)

 pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction for the transfer of shares of Common Stock, options, warrants, convertible securities or other rights to acquire Common Stock, that is approved by the Board of Directors of the Company and made to all holders of the Company’s capital stock the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of more than 50% of total voting power of the voting stock of the Company or the surviving entity;

ix)

to the Company in a transaction exempt from Section 16(b) of the Exchange Act upon an exercise or a vesting event of the Securities or upon the exercise of options, restricted stock, restricted stock unit awards or warrants to purchase Common Stock on a “cashless” or “net exercise” basis or settlement of restricted stock units (“RSUs”) or to cover tax withholding obligations of the undersigned in connection with such vesting, exercise or settlement (but for the avoidance of doubt, excluding all manners of exercise that would involve a sale in the open market of any securities relating to such options or warrants, whether to cover the applicable aggregate exercise price, withholding tax obligations or otherwise); provided that any filing under Section 16(a) of the Exchange Act in connection with such transfer shall indicate, to the extent permitted by such Section and the related rules and regulations, the reason for such disposition and that such transfer of Securities was solely to the Company, and provided, further that any Securities issued upon such exercise shall be subject to the restrictions set forth in this Letter Agreement;

x)	to the Company in connection with the termination of employment or other termination of a service provider whereby the Company has the option to repurchase such shares or securities;

xi)

in connection with sales of the undersigned’s Securities made pursuant to a 10b5-1 trading plan that is designed to comply with Rule 10b5-1 under the Exchange Act (as such rule was in effect at the time any such trading plan was adopted) that has been entered into by the undersigned prior to the date of this agreement and provided to the Purchasers and their counsel, provided that to the extent a public announcement or filing under the Exchange Act, if any, is required of the undersigned or the Company regarding any such sales, such announcement or filing shall include a statement to the effect that any sales were effected pursuant to such 10b5-1 trading plan and no other public announcement shall be made voluntarily in connection with such sales; or

xii)

acquired by the undersigned in open market transactions after the date hereof, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be made voluntarily in connection with subsequent sales of Securities acquired in such open market transactions.

In addition, notwithstanding the foregoing, this Letter Agreement shall not restrict the delivery of shares of Common Stock to the undersigned upon (i) exercise any options or settlement of RSUs granted under any employee benefit plan of the Company; provided that any share of Common Stock or Securities acquired in connection with any such exercise will be subject to the restrictions set forth in this Letter Agreement, or (ii) the exercise of warrants; provided that such Common Stock delivered to the undersigned in connection with such exercise are subject to the restrictions set forth in this Letter Agreement.

Furthermore, the undersigned may enter into any new plan established in compliance with Rule 10b5-1 of the Exchange Act; provided that (i) such plan may only be established if no public announcement or filing with the Securities and Exchange Commission, or other applicable regulatory authority, is made in connection with the establishment of such plan during the Restriction Period and (ii) no sale of shares of Common Stock are made pursuant to such plan during the Restriction Period.

The undersigned acknowledges that the execution, delivery and performance of this Letter Agreement is a material inducement to the Company to complete the transactions contemplated by the Purchase Agreement and the Company shall be entitled to specific performance of the undersigned’s obligations hereunder. The undersigned hereby represents that the undersigned has the power and authority to execute, deliver and perform this Letter Agreement, that the undersigned has received adequate consideration therefor and that the undersigned will indirectly benefit from the closing of the transactions contemplated by the Purchase Agreement.

This Letter Agreement may not be amended or otherwise modified in any respect without the written consent of each of the Company and the undersigned. This Letter Agreement shall be construed and enforced in accordance with the laws of the State of New York without regard to the principles of conflict of laws. The undersigned hereby irrevocably submits to the exclusive jurisdiction of the United States District Court sitting in the Southern District of New York and the courts of the State of New York located in Manhattan, for the purposes of any suit, action or proceeding arising out of or relating to this Letter Agreement, and hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that (i) it is not personally subject to the jurisdiction of such court, (ii) the suit, action or proceeding is brought in an inconvenient forum, or (iii) the venue of the suit, action or proceeding is improper. The undersigned hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by receiving a copy thereof sent to the Company at the address in effect for notices to it under the Purchase Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. The undersigned hereby waives any right to a trial by jury. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

This Letter Agreement shall be binding on successors and assigns of the undersigned with respect to the Securities and any such successor or assign shall enter into a similar agreement for the benefit of the Company. This Lock-Up Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provisions hereof be enforced by, any other person. This Letter Agreement may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com or www.echosign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

The undersigned understands that, if: (i) either the Company, on the one hand, or the Purchasers, on the other hand, notifies the other party in writing prior to the execution of the Purchase Agreement that it does not intend to proceed with the offering contemplated pursuant to the Purchase Agreement, (ii) the Purchase Agreement does not become effective by May 15, 2024, or (iii) the Purchase Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Securities to be sold thereunder, the undersigned shall be released from all obligations under this Letter Agreement.

*** SIGNATURE PAGE FOLLOWS***

This Letter Agreement may be executed in two or more counterparts, all of which when taken together may be considered one and the same agreement.

_________________________

Signature

__________________________

Print Name

__________________________

Position in Company, if any

Address for Notice:

By signing below, the Company agrees to enforce the restrictions on transfer set forth in this Letter Agreement.

ORGANOVO HOLDINGS, INC.

By: _________________________________

Name:

Title: